Exhibit 32.1

CERTIFICATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
AND THE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the combined Quarterly Report of WGL Holdings, Inc. and Washington Gas Light Company (the “Companies”) on
Form 10-Q for the quarterly period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James H. DeGraffenreidt, Jr., Chairman and Chief Executive Officer of the Companies, and Frederic M. Kline, Vice President and Chief Financial Officer of the Companies, each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

     This certification is being made for the exclusive purpose of compliance by the Chairman and Chief Executive Officer and the Vice President and Chief Financial Officer of the Companies with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed, or used by any person for any reason other than as specifically required by law.

/s/ James H. DeGraffenreidt, Jr.
James H. DeGraffenreidt, Jr.
Chairman and Chief Executive Officer

/s/ Frederic M. Kline
Frederic M. Kline
Vice President and Chief Financial Officer

February 17, 2004